UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
January 30, 2006

IMS HEALTH INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	No. 001-14049	No. 06-1506026
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1499 Post Road Fairfield, Connecticut (Address of Principal Executive offices)		06824 (Zip Code)

Registrant’s telephone number, including area code: (203) 319-4700

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 30, 2006, IMS Health Incorporated (the “Company”) entered into an Enhanced Overnight Share Repurchase Agreement (the “Agreement”) pursuant to which the Company purchased, on February 2, 2006, 25,000,000 shares of the Company’s common stock from Bank of America, N.A. (“Bank of America”).  The initial purchase price for the Shares was $25.03 per share or $625,750,000 in the aggregate, plus a brokerage commission.

The Agreement allowed the Company to purchase the shares immediately from Bank of America and provides that Bank of America will cover its short position by repurchasing the equivalent number of shares over the next approximately three to six months. Upon completion of the repurchase period, the Company will either pay to or receive from Bank of America a purchase price adjustment payment equal to the difference between the initial purchase price and the weighted average price of the shares acquired by Bank of America during such period, less an agreed upon discount.  The Company will have the option to settle the price adjustment in the Company’s common stock or cash.

The foregoing does not constitute a complete summary of the terms of the Agreement.  A copy of the Agreement is attached hereto as Exhibit 10.1, and a press release announcing the new stock repurchase program is attached hereto as Exhibit 99.1.

The information set forth below under Item 2.03 is hereby incorporated into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 1, 2006, the Company entered into a short-term revolving credit agreement (the “Credit Agreement”) with Bank of America, N.A. as lender pursuant to which the Company may borrow up to $175,000,000, to be repaid no later than May 1, 2006.  Borrowings pursuant to the Credit Agreement may generally be made, at the Company’s request, at an interest rate of either the Alternate Base Rate or the LIBOR Rate, plus the Applicable Percentage based on the Company’s leverage ratio, as each term is defined in the Credit Agreement, which is attached hereto as Exhibit 99.2.  Additional terms of the facility, including prepayments, representations and warranties, covenants and events of default, are set forth in the Credit Agreement.

Item 8.01. Other Events.

On February 1, 2006, the Company announced that it plans to increase its annual dividend by 50 percent, from $0.08 to $0.12 per share, payable quarterly.  A press release announcing the increase in annual dividend is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Repurchase agreement between IMS Health Incorporated and Bank of America N.A., dated January 30, 2006.

99.1	Press release of IMS Health Incorporated, dated January 31, 2006.

99.2	$175,000,000 Credit Agreement between IMS Health Incorporated and Bank of America, N.A., dated as of February 1, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMS HEALTH INCORPORATED (Registrant)

By:
/s/ Robert H. Steinfeld
		Name:	Robert H. Steinfeld
		Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: February 3, 2006

EXHIBIT INDEX

10.1	Repurchase agreement between IMS Health Incorporated and Bank of America N.A., dated January 30, 2006.

99.1	Press release of IMS Health Incorporated, dated January 31, 2006.

99.2	$175,000,000 Credit Agreement between IMS Health Incorporated and Bank of America, N.A., dated as of February 1, 2006.